EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 8, 2013, appearing in the Company’s Registration Statement No. 333-193150 on Form S-1 of Dicerna Pharmaceuticals, Inc. for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 5, 2014